UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

MEDLEY CAPITAL CORPORATION

(Name of the Registrant as Specified in its Charter)

NexPoint Advisors, L.P.

NexPoint Advisors GP, LLC

Highland Global Allocation Fund

Highland Capital Management Fund Advisors, L.P.

Strand Advisors XVI, Inc.

Highland Select Equity Master Fund, L.P.

Highland Select Equity Fund GP, L.P.

Highland Select Equity GP, LLC

Highland Capital Management, L.P.

Strand Advisors, Inc.

James D. Dondero

Stephen Mongillo

Mark Goglia

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On May 13, 2019, NexPoint Advisors, L.P. issued a press release which is filed as Exhibit 1 hereto and is incorporated herein by reference.

Exhibits
Exhibit 1	Press Release.

Media Contact: Lucy Bannon | (972) 419-6272 | lbannon@highlandcapital.com

NexPoint Advisors Files Definitive Proxy Statement for Medley Capital Corporation Annual Meeting, Solicits Stockholders to Elect Independent Directors to Protect MCC Shareholder Interests

NexPoint urges MCC stockholders to vote FOR its slate of independent nominees, Mark T. Goglia and Stephen A. Mongillo, at Annual Meeting

Vote provides MCC stockholders the chance to replace two MCC directors, Seth Taube and Arthur S. Ainsberg, who were among directors that the Delaware Chancery Court found had “violated their fiduciary duties”

DALLAS, May 13, 2019 – NexPoint Advisors, L.P. (“NexPoint”), together with a group of affiliates, filed a definitive proxy statement today to improve the oversight of Medley Capital Corporation (“MCC” or the “Company”) via changes to the MCC board of directors (the “Board”). Through its proxy statement, NexPoint is soliciting MCC stockholders to elect two independent directors to the Board at the Company’s annual meeting of stockholders scheduled for Tuesday, June 4, 2019 (including any adjournments or postponements and any meeting that may be called in lieu thereof by the Company, the “Annual Meeting”).

The Board has failed MCC stockholders. On March 11, 2019, the Delaware Chancery Court issued a Memorandum Opinion (the “Opinion”) holding, in part, that the MCC directors violated their fiduciary duties in their negotiation of the proposed mergers (the “Medley Mergers”) with MCC, Sierra Income Corporation (“Sierra”), and Medley Management Inc. (“MDLY”). While the Company’s proposed settlement with Front Four (which only happened after the Court issued its Opinion) is a step in the right direction, NexPoint believes further actions are necessary to ensure the Company is run in a manner consistent with stockholders’ interests.

As such, NexPoint urges MCC shareholders to vote FOR its slate of two director nominees, Mark T. Goglia and Stephen A. Mongillo, at the Annual Meeting using the BLUE proxy card.

The full proxy statement and information on NexPoint’s director nominees can be found at: www.MedleyCapitalVote.com

Improved Board Composition & Other Benefits of NexPoint’s Nominees

NexPoint believes additional, meaningful changes to the composition of the Board are necessary to ensure the Company is being run in a manner consistent with stockholders’ best interests. While the April 15, 2019 appointments of David A. Lorber and Lowell W. Robinson to the Board (to fill the vacancies resulting from the resignations of Mark Lerdal and John E. Mack) are positive developments, NexPoint believes two additional independent directors are necessary to protect stockholder interests.

NexPoint believes that the Board will greatly benefit from the addition of two additional directors with the relevant skills and a shared objective of enhancing value for the benefit of all MCC stockholders. The individuals nominated by NexPoint are highly-qualified, capable and ready to serve the stockholders of MCC. NexPoint further believes that, without the election of NexPoint’s nominees, NexPoint believes that there is a grave risk (i) of deadlock at the Special Committee level in determining whether an alternative to the Proposed Mergers constitutes a “Superior Proposal”, and, (ii) that the Board will attempt to thwart any alternative to the Proposed Mergers that does not include MDLY, either by refusing to approve a Special Committee recommendation at the Board level, or by attempting to disband and/or reconstitute the Special Committee.

These concerns are real, and we believe electing NexPoint’s nominees is the only way stockholders can protect themselves against them.

Media Contact: Lucy Bannon | (972) 419-6272 | lbannon@highlandcapital.com

Though NexPoint is seeking to become the Company’s external investment adviser, its nominees – who are unaffiliated with any members of the NexPoint Group – will act solely in the best interests of all MCC stockholders.

NexPoint further believes that electing its two director nominees will deliver an appropriate message to the remaining directors who approved the Medley Mergers regarding their obligations to the Company’s stockholders and that further misconduct and violation of duties to stockholders will not be tolerated.

Learn More: www.MedleyCapitalVote.com

Visit www.MedleyCapitalVote.com to learn more about NexPoint’s nominees, get voting instructions, and access important shareholder information.

About NexPoint Advisors, L.P.

NexPoint, together with its affiliates, is a multibillion-dollar global alternative investment manager founded in 1993 by Jim Dondero and Mark Okada. A pioneer in the leveraged loan market, the firm has evolved over 25 years, building on its credit expertise and value-based approach to expand into other asset classes. Today, NexPoint and its affiliates operate a diverse investment platform, serving both institutional and retail investors worldwide. In addition to high yield credit, the firm’s investment capabilities include public equities, real estate, private equity and special situations, structured credit, and sector- and region-specific verticals built around specialized teams.

Important Information

NexPoint Advisors, L.P. (“NexPoint”) has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) together with the other participants named therein to be used to solicit (the “Solicitation”) proxies for, among other matters, the election of its slate of director nominees at the Annual Meeting of Stockholders (the “Annual Meeting”) of Medley Capital Corporation (the “Company”) expected to take place on June 4, 2019. Stockholders are advised to read the definitive proxy statement and any other documents related to the Solicitation because they contain important information, including information relating to the participants in the Solicitation. These materials and other materials filed by the participants with the SEC in connection with the Solicitation are available at no charge on the SEC’s website at www.sec.gov. In addition, the participants in the Solicitation will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to the participants’ proxy solicitor.

Media Contact

Lucy Bannon

(972) 419-6272

lbannon@highlandcapital.com

2